EXHIBIT 99.1

California Pizza Kitchen Announces Financial Results for the Second Quarter of 2006 and Raises Guidance for the Full Year

    LOS ANGELES--(BUSINESS WIRE)--Aug. 7, 2006--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the second quarter ended July 2, 2006. Highlights for the second quarter of 2006 relative to the same quarter a year ago were as follows:

    --  Total revenues up approximately 14.1% to $136.2 million

    --  Comparable restaurant sales increase of 4.8%

    -- Net income of $6.0 million, or $0.30 per diluted share, including the effects of stock-based compensation expense and the October 6, 2005 lease accounting pronouncement

    -- Net income of $7.1 million, or $0.36 per diluted share, excluding the effects of stock-based compensation expense and the October 6, 2005 lease accounting pronouncement

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are very pleased with our second quarter results, which showcased many of our core strengths during a relatively difficult period for many in our industry. We credit CPK's commitment to menu innovation, customer service and value, which in combination drove strong comparable restaurant sales and solid profitability. In addition, we believe that the current environment highlights the staying power and lifestyle component of our brand which remains the core connection with our consumers, driving high satisfaction scores and more frequent visits. These trends are on the upswing and we look to sustain our momentum for the remainder of 2006."
    Average weekly sales for the Company's 155 full service restaurants increased 4.5% to $65,427 for the second quarter of 2006 compared to $62,622 for the same quarter last year.
    Rosenfield and Flax continued, "CPK's growth is predicated on safeguarding our brands and choosing great sites where we can leverage costs between brands and prosper in the long term. We are achieving this goal with our full service restaurants, increasingly with our CPK/ASAP brand and ultimately with LA Food Show. The latter two will certainly evolve, and as these concepts mature we believe we'll have the advantage of having brands and concepts in a broad range of locations. Across our entire brand portfolio, however, the common denominator will always be the food. In that spirit, we'll continue to innovate and create unique items that each brand will call its own. We believe this is crucial to our market positioning and key to enhancing long-term stockholder value."
    In the second quarter of 2006, the Company added two new full service restaurants in Omaha, Nebraska and Queens, New York, as well as one CPK/ASAP in Culver City, California. The Company's franchise partner, Golden Pillars, also opened a new full service restaurant in Hong Kong, China.
    For the third quarter of 2006, the Company expects to add three new full service restaurants and one new CPK/ASAP. These openings, together with comparable restaurant sales of 4.0% to 5.0%, are expected to result in earnings per diluted share of $0.32-$0.33 including stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement. The Company also raised earnings guidance to between $1.12 and $1.14 per diluted share for the 2006 fiscal year.
    The Company will hold a conference call today at approximately 5:00 pm EDT to discuss second quarter 2006 results. A webcast of the conference call can be accessed at www.cpk.com.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.85. As of August 7, 2006 the Company operates, licenses or franchises 196 restaurants, of which 165 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.
    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)


                                 Quarter Ended     Six Months Ended
                               July 2,   July 3,   July 2,   July 3,
                                2006      2005      2006      2005
                              --------- --------- --------- ---------

Statement of Income:

Revenues:
  Restaurant sales            $134,604  $118,416  $263,122  $227,834
  Franchise and other
   revenues                      1,564     1,030     2,744     1,930
                              --------- --------- --------- ---------
     Total revenues            136,168   119,446   265,866   229,764

Costs and expenses:
   Food, beverage and paper
    supplies                    33,090    29,749    65,258    56,706
   Labor (1)                    49,272    43,712    96,899    84,827
   Direct operating and
    occupancy                   26,214    22,896    51,508    44,872
                              --------- --------- --------- ---------
     Cost of sales             108,576    96,357   213,665   186,405

   General and administrative
    (2)                         11,035     7,769    21,390    15,279
   Depreciation and
    amortization                 7,070     6,573    14,041    12,151
   Pre-opening costs               800       946     1,433     2,046

                              --------- --------- --------- ---------
   Total costs and expenses    127,481   111,645   250,529   215,881

Operating income                 8,687     7,801    15,337    13,883

Other income (expense):
   Interest income                 287       200       512       395
   Other income                      -     1,106         -     1,106
   Equity in net loss of
    unconsolidated joint
    venture                          -        (1)        -       (22)
                              --------- --------- --------- ---------
     Total other income            287     1,305       512     1,479
                              --------- --------- --------- ---------

Income before income tax
 provision                       8,974     9,106    15,849    15,362
Income tax provision             2,961     2,912     5,230     4,897
                              --------- --------- --------- ---------
Net income                      $6,013    $6,194   $10,619   $10,465
                              ========= ========= ========= =========

Net income per common share:
   Basic                         $0.31     $0.32     $0.54     $0.54
   Diluted                       $0.30     $0.32     $0.53     $0.54

Shares used in computing net
 income per common share (in
 thousands):

   Basic                        19,609    19,311    19,645    19,296
   Diluted                      20,066    19,557    20,132    19,511

Operating Data:
Restaurants open at end of
 period                            193       181       193       181
Company-owned full service
 restaurants open at end of
 period                            155       144       155       144
Average weekly company-owned
 full service restaurant
 sales                         $65,427   $62,622   $64,365   $61,522
18 month comparable company-
 owned restaurant sales
 increase                         4.8%      8.6%      5.6%      8.9%

 ---------------------------------------------------------------------
(1) Labor expense for the three and six months ended July 2, 2006 includes approximately $274,000 and $505,000 of stock-based compensation, respectively, compared to none in the three and six months ended July 3, 2005, respectively.
(2) General and administrative expense for the three and six months ended July 2, 2006 includes approximately $1.2 million and $2.5 million of stock-based compensation, respectively, compared to none in the three and six months ended July 3, 2005, respectively.



                                                        Six Months
                                        Quarter Ended      Ended
                                       July 2, July 3, July 2, July 3,
                                         2006    2005    2006    2005
                                       ------- ------- ------- -------

Statement of Income Percentages (1):

Revenues:
  Restaurant sales                       98.9%   99.1%   99.0%   99.2%
  Franchise and other revenues            1.1%    0.9%    1.0%    0.8%
                                       ------- ------- ------- -------
    Total revenues                      100.0%  100.0%  100.0%  100.0%

Costs and expenses:
  Food, beverage and paper supplies      24.6%   25.1%   24.8%   24.9%
  Labor (2)                              36.6%   36.9%   36.8%   37.2%
  Direct operating and occupancy         19.5%   19.3%   19.6%   19.7%
                                       ------- ------- ------- -------
    Cost of sales                        80.7%   81.4%   81.2%   81.8%

  General and administrative (3)          8.1%    6.5%    8.0%    6.6%
  Depreciation and amortization           5.2%    5.5%    5.3%    5.3%
  Pre-opening costs                       0.6%    0.8%    0.5%    0.9%

                                       ------- ------- ------- -------
  Total costs and expenses               93.6%   93.5%   94.2%   94.0%

Operating income                          6.4%    6.5%    5.8%    6.0%

Other income (expense):
  Interest income                         0.2%    0.2%    0.2%    0.2%
  Other income                            0.0%    0.9%    0.0%    0.5%
  Equity in net loss of unconsolidated
   joint venture                          0.0%    0.0%    0.0%    0.0%
                                       ------- ------- ------- -------
    Total other income                    0.2%    1.1%    0.2%    0.6%
                                       ------- ------- ------- -------

Income before income tax provision        6.6%    7.6%    6.0%    6.7%
Income tax provision                      2.2%    2.4%    2.0%    2.1%
                                       ------- ------- ------- -------
Net income                                4.4%    5.2%    4.0%    4.6%
                                       ======= ======= ======= =======


(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 20 basis points of stock-based compensation in each of the three and six months ended July 2, 2006 compared to none in each of the three and six months ended July 3, 2005.
(3) General and administrative percentage includes approximately 90 basis points of stock-based compensation in each of the three and six months ended July 2, 2006 compared to none in each of the three and six months ended July 3, 2005.



           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)


Selected Consolidated Balance Sheet Information    July 2,  January 1,
                                                     2006      2006
                                                  --------------------

Cash and cash equivalents                           $8,718    $11,272
Marketable securities                               14,000     11,408
Total assets                                       289,911    274,254
Stockholders' equity                               206,068    197,336



                    California Pizza Kitchen, Inc.
                             Units Summary

                               Total                            Total
                              Units at                        Units at
                              ---------                       --------
                              April 2,                         July 2,
Second Quarter 2006             2006    Opened Acquired Closed  2006
----------------------------  --------- ------ -------- ------ -------
Company-owned full service
 domestic                          153      2        -      -     155
Company-owned ASAP domestic          5      1        -      -       6
Company-owned LA Food Show           1      -        -      -       1
Franchised domestic                 18      -        -      -      18
Franchised international            12      1        -      -      13
                              ----------------------------------------
Total                              189      4        -      -     193
                              ========================================


                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                            Cost of
                                                             Sales
                              Weekly    (,000)    (,000)     as a
                       # of    Sales  Restaurant  Cost of  Percentage
Second Quarter 2006    Stores Average   Sales    Sales (1)  of Sales
--------------------------------------------------------------------

Full Service
 Restaurants
  Q2, 2006               155  65,427   130,966     105,459      80.5%
  Q2, 2005               144  62,622   115,950      94,073      81.1%
  Year over year
   change                       4.5%     13.0%       12.1%      60 bps

ASAP Restaurants
  Q2, 2006                 6  37,489     2,656       2,218      83.5%
  Q2, 2005                 5  30,506     1,795       1,595      88.9%
  Year over year
   change                      22.9%     48.0%       39.1%     540 bps

LA Food Show
  Q2, 2006                 1  75,508       982         899      91.5%
  Q2, 2005                 1  67,127       671         689     102.7%
  Year over year
   change                      12.5%     46.3%       30.5%   1,120 bps

Total restaurants
  Q2, 2006               162  64,540   134,604     108,576(2)   80.7%
  Q2, 2005               150  61,661   118,416      96,357      81.4%
  Year over year
   change                       4.7%     13.7%       12.7%      70 bps

(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.
(2) Cost of sales includes approximately $274,000, or 20 basis points, of stock-based compensation in the second quarter of 2006 compared to none in the second quarter of 2005.


                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                            Cost of
                                                 (,000)      Sales
                          #   Weekly    (,000)    Cost        as a
                         of    Sales  Restaurant   of      Percentage
 Fiscal Year 2006      Stores Average   Sales    Sales (1)  of Sales
 --------------------------------------------------------- ----------

Full Service
 Restaurants
  YTD, 2006              155  64,365   256,457    207,784       81.0%
  YTD, 2005              144  61,522   223,939    182,814       81.6%
  Year over year
  change                        4.6%     14.5%      13.7%      60 bps

ASAP Restaurants
  YTD, 2006                6  34,532     4,692      4,066       86.7%
  YTD, 2005                5  29,086     3,224      2,902       90.0%
  Year over year
  change                       18.7%     45.5%      40.1%     330 bps

LA Food Show
  YTD, 2006                1  75,874     1,973      1,815       92.0%
  YTD, 2005                1  67,127       671        689      102.7%
  Year over year change         13.0%    194.0%     163.4%  1,070 bps

Total restaurants
  YTD, 2006              162  63,460   263,122    213,665(2)    81.2%
  YTD, 2005              150  60,580   227,834    186,405       81.8%
  Year over year change          4.8%     15.5%      14.6%     60 bps


(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.
(2) Cost of sales includes approximately $505,000, or 20 basis points, of stock-based compensation in the six months ended July 2, 2006 compared to none in the six months ended July 3, 2005.

    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover (media) / Sue Collyns (investors)
             310-342-5000